SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 310, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Operating Agreement and Addendum.

On March 4, 2010, Alamo Energy Corp. (the “Registrant”) entered into an operating agreement (the “Operating Agreement”) with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of wells in the Taylor TDS Five Well Program (“Program”) located on the H.V. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development. Boardman is the operator of the project with full control of all operations. The Operating Agreement provides for the Registrant’s the purchase of fractional undivided working interests (“Units”) in the operation of the wells drilled and operated under the Operating Agreement. Each Unit gives the purchaser the participation rights and revenue interests in the operation of the Program, at the rate of 2.0% working interest and 1.5% net revenue interest per Unit purchased. This brief description of the Operating Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Operating Agreement as attached in Exhibit 10.1 to this report.

The Operating Agreement is subject to an Addendum (Operating Agreement Addendum), referencing the incorporation of the subscription agreement concerning the purchase of the participation rights set forth in the Operating Agreement. The Operating Agreement Addendum sets forth the representation Boardman had met the escrow conditions as of September 12, 2009 such that the funds received from the Registrant would be immediately available for use. This brief description of the Operating Agreement Addendum is not intended to be complete and is qualified in its entirety by reference to the full text of the Operating Agreement Addendum as attached in Exhibit 10.2 to this report.

Subscription Agreement.

In conjunction with the Operating Agreement, the Registrant entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for the Registrant’s participation in the Operating Agreement, in the amount of $303,986. The Registrant purchased eight (8) Units at the rate of $37,996 per Unit in the Program described above. The Units have not been registered with any federal or state agency, and in accordance with applicable securities laws, may not be freely transferred except in accordance with such laws. This brief description of the Subscription Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement as attached in Exhibit 10.3 to this report.

Financing.

On March 4, 2010, the Registrant entered into a senior secured convertible promissory note with Eurasian Capital Partners Limited (“Eurasian”) in exchange for $300,000 (“Note”). The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share. This brief description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.4 to this report. In connection with the Note, Eurasian also received warrants to purchase three hundred thousand (300,000) shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment. This brief description of the Warrants is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrants as attached in Exhibit 10.5 to this report.

The Note and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Subscription Agreement and the Note.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Note and the Warrants.

Item 7.01 Regulation FD Disclosure.

On March 9, 2010, the Registrant issued a press release to report the issuance of the Note and Warrants, as discussed above.

A copy of the release is attached as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Operating Agreement with Boardman Energy Partners LLC.
10.2	Addendum to Operating Agreement with Boardman Energy Partners LLC.
10.3	Subscription and Customer Agreement with Third Coast Energy & Development LLC.
10.4	Form of Senior Secured Convertible Promissory Note
10.5	Form of Warrants
99.1	Press Release dated March 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: March 9, 2010	By:	/s/ Philip Mann
Philip Mann Chief Financial Officer